EXHIBIT 23.1

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No.333-96781, No. 333-66626, No. 333-85560, No. 333-63276, No. 333-56412) and S-3 (No. 333-85692)of InterDigital Communications Corporation. of our report dated September 5, 2003 relating to the financial statements of Tantivy Communications, Inc., which appears in the Current Report on Form 8-K of InterDigital Communications Corporation dated October 14, 2003.

<BERMAN HOPKINS WRIGHTS & LAHAM, CPAs, LLP>

October 14, 2003

Melbourne, Florida